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                                                                   EXHIBIT 4.6

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO INTELLIGENT INFORMATION INCORPORATED THAT SUCH REGISTRATIONS OR QUALIFICATIONS ARE NOT REQUIRED.

No. W ____                       No. of Shares Subject to Warrant: ______


Void after 5:00 p.m. _____________Time on December 31, ____.

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                      INTELLIGENT INFORMATION INCORPORATED

         This is to certify that, for value received________________________ (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Intelligent Information Incorporated, a Delaware corporation (the "Company"), ________________________ (_______) shares of the Common Stock,
$0.01 par value per share, of the Company (the "Common Stock"), at an exercise price of _______ Dollars and ______ Cents ($_.__) per share at any time during the period beginning on the date hereof and ending December 31, ____, but not later than 5:00 p.m. __________ Time on December 31, ____. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

         1. Exercise of Warrant. Subject to the provisions of Section 7 hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until December 31, ____ or, if either such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office




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of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, in lawful money of the United States of America in cash or by official bank or certified check made payable to Intelligent Information Incorporated. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and together with payment of the Exercise Price in the manner provided herein, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, provided, however, that if at the date of surrender of this Warrant and payment of such Exercise Price, the transfer books for the Common Stock shall be closed, the certificates for the shares in respect of which this Warrant is then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares and the Holder shall not be deemed to have become a holder of record of such shares.

         2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

         3. Fractional Shares. The Company shall not be required to issue fractions of shares on the exercise of this Warrant. If any fraction of a share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company will (a) if the fraction of a share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled, or (b) if the fraction of a share otherwise issuable is greater than one-half, round-up and issue to the Holder one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the holder is otherwise entitled.

         4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 7, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon



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receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of such indemnification as the Company may in its discretion impose, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Anti-dilution Provisions. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided:

               (a) In the event that: (i) the Company shall, at any time, issue shares of Common Stock as a dividend upon Common Stock or any other equity securities in payment of a dividend thereon or as a distribution thereon; (ii) the Company shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares or shall contract the number of outstanding shares of its Common Stock into a lesser number of shares, by reclassification, stock split, reverse stock split or otherwise (for purposes of this subsection (a) of Section 6, the events described in (i) and (ii) above shall be referred to as "Capital Transactions"), then the Exercise Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of stockholders entitled to receive such dividend or be subject to such Capital Transaction, to the price (computed to the nearest cent) determined by dividing (A) the product obtained by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by the number of shares of Common Stock outstanding prior to such Capital Transaction, by (B) the sum of the number of shares of Common Stock outstanding immediately after such Capital Transaction.

               (b) If any capital reorganization or reclassification of the capital stock of the Company (other than as set forth in subsection (a) of this Section 6), or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustment of the




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Exercise Price and of the number of shares issuable upon the exercise of this
Warrant) shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

               (c) Upon each adjustment of the Exercise Price pursuant to subsection (a) of this Section 6, the number of shares of Common Stock specified in this Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant and dividing the product so obtained by the Exercise Price in effect after such adjustment.

               (d) If the Company shall after the date hereof issue or sell any Common Stock (other than Common Stock into which the Company's Series B Preferred Stock Series C Convertible Preferred Stock, Series D Convertible Preferred Stock or Series E Convertible Preferred Stock is convertible, or options to purchase up to an aggregate of 1,000,000 shares of Common Stock granted to employees or consultants of the Company, pursuant to any stock option plan adopted by the Company and its shareholders), without consideration or for a consideration per share less than an amount equal to the Exercise Price in effect immediately prior to the issuance of such Common Stock, the Exercise Price in effect immediately prior to such issuance shall forthwith (except as provided in subsection (d)(iii) below) be reduced to that price that is equal to the quotient obtained by dividing:

               (i) an amount equal to (A) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (B) the consideration, if any, received or deemed to be received, by the Company upon such issuance or sale, by

               (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

         The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provide in subsections (a) and (b) of this Section 6.

               (iii) For the purposes of any adjustment of the Exercise Price pursuant to this Section 6, the following provisions shall be applicable:

                      (A) In the case of the issuance of Common Stock for cash, the consideration received therefor shall be deemed to be the amount of cash paid

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               therefor without deduction of any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                      (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash received therefor shall be deemed to be the fair value thereof as determined by the Board of Directors of the Company without deduction for any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                      (C) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, the issuance of any securities (other than Common Stock into which the Company's Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred is convertible) by their terms convertible into or exchangeable for Common Stock or the granting of any options to purchase or rights to subscribe for such convertible or exchangeable securities:

                             (1) The aggregate number of shares of Common Stock initially deliverable upon exercise of such options or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were granted or issued, as the case may be, and for a consideration equal to the consideration, if any (determined in the same manner provided in subdivisions (A) and (B) above of this subsection (d)(iii) with respect to cash consideration and consideration other than cash), received by the Company upon the grant or issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                             (2) The aggregate number of shares of Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options were granted, and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the same manner as provided in subdivision (1) above);

                             (3) On any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or conversion of or exchange



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               for such convertible or exchangeable securities, other than a change resulting from anti-dilution provisions thereof not more favorable to the holder thereof than those contained herein, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not covered prior to such change been made upon the basis of such changed terms;

                             (4)    On the expiration of such options or
               rights, the termination of such right to convert or exchange or the expiration of the options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the readjustment been made upon the issuance of such options, rights, securities or options or rights related to such securities for only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (e) Irrespective of any adjustments of the number or kind of securities issuable upon exercise of this Warrant or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number of shares of Common Stock and Exercise Price as are stated in similar Warrants previously issued.

               (f) The Company may, at its sole option, retain the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants of recognized standing selected by the Company's Board of Directors, to make any computation required under this Section 6 and a certificate signed by such firm shall be conclusive evidence of any computation made under this Section 6.

               (g) Whenever there is an adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of this Warrant, or both, as provided in this Section 6, the Company shall (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth the facts requiring such adjustment and the number and kind of securities issuable upon exercise of this Warrant after such adjustment; and (ii) cause a notice stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of this Warrant to be sent to the registered holder of this Warrant.

               (h) The Exercise Price and the number of shares issuable upon exercise of this Warrant shall not be adjusted except in the manner and only upon the occurrence of the events heretofore specifically referred to in this
Section 6.



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               (i)    The Board of Directors of the Company may, in its sole
discretion, (i) reduce the Exercise Price of this Warrant, (ii) increase the number of shares of Common Stock issuable upon exercise of this Warrant and/or
(iii) provide for the issuance of other securities (in addition to the shares of Common Stock otherwise issuable upon exercise of this Warrant) upon exercise of this Warrant.

         7. Transfer to Comply with the Securities Act of 1933 and Other Applicable Securities Laws. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of unless the Holder provides the Company with an opinion of counsel satisfactory to the Company in form satisfactory to the Company that this Warrant or the Warrant Shares may be legally transferred without violating the Securities Act of 1933 and any other applicable securities law and then only against receipt of an agreement of the transferee to comply with the provisions of this Section 7 with respect to any resale or other disposition of such securities.

                                            INTELLIGENT INFORMATION INCORPORATED


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

[SEAL]



Attest:



--------------------------------
Name:
Title:

Dated:



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                                 PURCHASE FORM

                          Dated _______________, 1999

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____________ shares of Common Stock and hereby makes payment of ______________ in payment of the Exercise Price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:
     ----------------------------------------------
     Please typewrite or print in block letters)

Address:
        -------------------------------------------


---------------------------------------------------


Signature:
          -----------------------------------------

                                ASSIGNMENT FORM

FOR VALUE RECEIVED,
                   ----------------------------------------------
hereby sells, assigns and transfers unto


Name:
     ----------------------------------------------
     Please typewrite or print in block letters)


Address:
        -------------------------------------------


---------------------------------------------------


The right to purchase Common Stock represented by this Warrant to the extent of _____________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________________ , Attorney, to transfer the on the books of the Company with full power of substitution in the premises.

Date
     ------------------------,-----

Signature:
          -----------------------------------------




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